Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "SIMTROL, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF SEPTEMBER, A.D. 1988, AT 10 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 1990, AT 12 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "FI-TEK III, INC." TO "VSI ENTERPRISES, INC.", FILED THE TWENTY-SIXTH DAY OF DECEMBER, A.D. 1990, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINETEENTH DAY OF AUGUST, A.D. 1991, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF OCTOBER, A.D. 1991, AT 11 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF FEBRUARY, A.D. 1993, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TENTH DAY OF FEBRUARY, A.D. 1993, AT 9:01 O'CLOCK A.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2172933 8100H

050726629

AUTHENTICATION: 4134758

DATE: 09-02-05

Delaware

The First State

CERTIFICATE OF DESIGNATION, FILED THE THIRTY-FIRST DAY OF MARCH, A.D. 1993, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF FEBRUARY, A.D. 1995, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE EIGHTH DAY OF SEPTEMBER, A.D. 1995, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-THIRD DAY OF APRIL, A.D. 1997, AT 9 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JANUARY, A.D. 1999, AT 4 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTEENTH DAY OF JANUARY, A.D. 1999.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 1999, AT 10 O'CLOCK A.M.

CERTIFICATE OF CORRECTION, FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 1999, AT 12 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "VSI ENTERPRISES, INC." TO "SIMTROL, INC.", FILED THE TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 2001, AT 1:02 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2172933 8100H

050726629

AUTHENTICATION: 4134758

DATE: 09-02-05

CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF MAY, A.D. 2004, AT 2:36 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF MAY, A.D. 2005, AT 9:45 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2172933 8100H

050726629

AUTHENTICATION: 4134758

DATE: 09-02-05

6802630054

FILED

SEP 19 1988 10 AM

[signature] SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

FI-TEK III, INC.
(A Delaware Corporation)

I, the undersigned, being a person capable of contracting for the purpose of forming a corporation pursuant to Chapter 1 of Title 8 of the General Corporation Law of Delaware, do hereby adopt this Certificate of Incorporation (the "Charter") and for such purpose certify that:

Article I
NAME AND DURATION

The name of this corporation is Fi-Tek III, Inc. (the "Company"). It shall have perpetual existence.

Article II
REGISTERED OFFICE AND AGENT

The location of the Company's Registered Office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The Company's Registered Agent at this address is The Corporation Trust Company.

Article III
INCORPORATOR

The Incorporator's name is Ronald J. Miller and his mailing address is 501 South Cherry Street, Suite 500, Denver, Colorado 80222.

Article IV
PURPOSE

The Company may engage in any lawful activities for which corporations may be formed under the General Corporation Law of Delaware and the laws of any other state wherein the Company transacts business.

ARTICLE V
CAPITAL STOCK

5.01 **Authorized Shares.** The aggregate number of shares which the Company shall have authority to issue is Three Hundred Twenty Million (320,000,000). Three Hundred Million (300,000,000) shares shall be designated "Common Stock" and shall have a par value of $.00001. Twenty Million (20,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $.00001. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

5.02 **Consideration for Stock.** Shares of Common and Preferred Stock issued shall be fully paid and nonassessable if (a) the entire amount of consideration has been received by the Company in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof; or (b) not less than the amount of the consideration determined to be capital pursuant to Section 154 of the General Corporation Law of Delaware has been received by the Company in the form specified in clause (a) and the Company has received a binding obligation of the subscriber to pay the balance of the consideration due. The Board of Directors shall have sole authority to determine the consideration to be received for the Company's stock and treasury stock, which shall not be less than the par value thereof.

5.03 **Common Stock.** The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors, each Common Stock share shall be of the same class and carry such voting rights as elsewhere provided for in this Charter, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction.

5.04 **Preferred Stock.** The Preferred Stock may be issued from time to time in series as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. The Board of Directors is further authorized to fix and determine the variations in the relative rights and preferences as between series. Each such series shall be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Preferred Stock may have limited, contingent or no voting powers, may have such designations, preferences, and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. The Preferred Stock further may be made subject to redemption by the Company at its option or at the options of the holders thereof and may be convertible into Common Stock or exchangeable for other securities of the Company.

5.05 **Amendment of Shareholder Rights.** So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, participating or other rights of these shares may be amended by resolution of the Board of Directors.

5.06 **Shares Reacquired by the Company.** Shares of the Company's Common Stock or Preferred Stock redeemed or otherwise reacquired by the Company shall not be cancelled and retired, unless the Board of Directors specifically so resolves at the time issuance thereof is authorized, but shall be given the status of authorized and unissued shares.

5.07 **Dividends.** Dividends in cash, property or shares of the Company may be paid upon the Preferred and Common Stock, as and when declared by the Board of Directors, out of funds of the Company to the extent and in the manner permitted by law. If at any time the Company has outstanding more than one class of shares, it may pay dividends on its shares to the holders of any class of shares, without the vote of shareholders of the class in which the payment is to be made.

5.08 **Voting Rights; Cumulative Voting.** Each outstanding share of Common STock shall be entitled to one vote and each fractional share of Common stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. The voting rights of Preferred stock, if any, shall be established by the Board of Directors at the time such stock is issued in series. Cumulative voting shall not be allowed in the election of directors of the Company.

5.09 Voting Rights of Debt Holders. Holders of debentures, bonds or other obligations of the Company may, at the time of issuance thereof, be given the right to vote in the election of Directors or other voting rights. Any such voting rights may be fixed or contingent.

5.10 Denial of Pre-emptive Rights. No holder of any shares of the Company, whether now or hereafter authorized, shall have any pre-emptive or preferential right to acquire any shares or securities of the Company, including shares or securities held in the treasury of the Company.

5.11 Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Company, and after paying or adequately providing for the payment of all its obligations, including any preferences granted to Preferred Stock, the remainder of of the Company, a portion of its assets, in cash or property, subject to the limitations contained in the General Corporation Law of Delaware. Any such partial liquidation may be made without the vote or approval of shareholders. The Company may also make purchases of its Common or Preferred Stock, directly or indirectly, to the extent of unreserved and unrestricted earned surplus available, without the vote or approval of shareholders.

ARTICLE VI
REGISTERED HOLDERS

The Company shall be entitled to treat the registered holder of any shares of the Company as the owner of such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the Company shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the Company shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to wn, enjoy and exercise any other property or rights deriving from such shares against the Company, until such purchaser, assignee, or transferee has become the registered holder of such shares.

ARTICLE VII
REVERSIONS

Cash, property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable, despite reasonable efforts by the Company to pay the dividend or redemption price or deliver the certificates for the share(s) to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Company, and the Company's obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease; provided, that the Board of Directors may, at any time, for any reason satisfactory to it, but need not, authorize (i) payment of the amount of any cash or property dividend or redemption price or (ii) issuance of any shares, ownership of which has reverted to the Company pursuant to this Article VII, to the person or entity who or which would be entitled thereto had such reversion not occurred.

ARTICLE VIII
DIRECTORS

8.01 <u>Initial Directors</u>. The powers of the incorporator shall terminate upon the filing of this Charter. The number of Directors shall be as fixed in the Company's By-Laws; provided that, in the absence of such provision in the By-Laws, the Company shall have one (1) Director. The following individual shall serve as the Company's initial director until the first annual meeting of shareholders or until his successor(s) are duly elected and qualified.

Frank L. Kramer
12543-A East Pacific Circle
Aurora, Colorado 80014

8.02 <u>Exclusion of Liability</u>. As authorized by Section 102(b)(7) of the General Corporation Law of Delaware, no Director of the Company shall be personally liable to the Company or any shareholder thereof for monetary damages for breach of his fiduciary duty as a Director, except for liability (i) for any breach of a Director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts in violation of Section 174 of the General Corporation Law of Delaware, as it now exists or may hereafter be

amended, or (iv) for any transaction from which a Director derives an improper personal benefit. This Article 8.02 shall apply to a person who has ceased to be a Director of the Company with respect to any breach of fiduciary duty which occurred when such person was serving as a Director. This Article 8.02 shall not be construed to limit or modify in any way any Director's right to indemnification or other right whatsoever under this Charter, the Company's ByLaws or the General Corporation Law of Delaware. If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Company's Directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article 8.02 by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any Director existing at the time of such repeal or modification. The affirmative vote of at least two-thirds (2/3) of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 8.02.

8.03 **<u>Corporate Opportunity</u>.** The Officers, Directors and other members of management of the Company shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to any business opportunity in which the Company has expressed an interest as determined from time to time by the Company's Board of Directors as evidenced by resolutions appearing in the Company's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the Officers, Directors, and other members of management of the Company shall be disclosed promptly to the Company and made available to it. The Board of Directors may reject any business opportunity presented to it, and only thereafter may any Officer, Director or other member of management avail himself of such opportunity. Until such time as the Company, through its Board of Directors, has designated an area of interest, the Officers, Directors and other members of management of this Company shall be free to engage in such area of interest on their own, and this doctrine shall not limit the rights of any Officer, Director or other member of management of the Company to continue a busine[illegible] existing prior to the time that such area of interest is [illegible]ated by the Company. This provision shall not be construed [illegible] release any employee of the Company (other than an Officer, Director or member of management) from any duties which he may have to this Company.

ARTICLE IX
SHAREHOLDERS

9.01 **Definition.** Whenever the term "total voting power" appears in this Charter, it shall mean all shares of the Company entitled to vote on the question presented, and of every class or series of shares entitled to vote by class or series. Whenever the term "voting power present" appears in this Charter, it shall mean that portion of the total voting power (if less than 100%) which is present at a legal meeting of the Company's shareholders, duly called and held, at which a quorum is present.

9.02 **Quorum.** One-third (1/3) of the total voting power, or where a separate vote by class or series is required, one-third (1/3) of the shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Company's shareholders.

9.03 **Vote Required.** Any action to be taken by the Company's shareholders may be taken by a majority of the voting power present, in person or by proxy, except where this Charter or the Company's by-laws then in effect require a higher proportion of the voting power present, a proportion of the total voting power, or both. Nothing contained in this Article shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series.

9.04 **Manner of Voting.** The vote of shareholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors. Written ballots shall be used only upon authorization of the Board of Directors or as provided in the Company's By-Laws.

9.05 **Action Without Meeting.** Notwithstanding any other provision of this Charter, any action by the shareholders may be taken by written consent in lieu of a meeting, without prior notice or vote, of the holders of that portion of the total voting power necessary to authorize such action. The manner of obtaining any such written consent shall be governed by the Company's By-Laws.

ARTICLE X
BY-LAWS

The initial By-laws of the Company shall be adopted by its Board of Directors. The power to alter, amend or repeal the By-laws or adopt new By-laws shall be vested in the Board of Directors, subject to the right of the shareholders to alter, amend or repeal such By-laws or adopt new By-laws by the affirmative vote of at least two-thirds (2/3) of the total voting power. The By-laws may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or this Charter.

ARTICLE XI
COMPROMISE AND REORGANIZATION

Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Company under Section 291 of the General Corporation Law of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under Section 279 of the General Corporation Law of Delaware order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Company, as the case may be, and also on the Company.

ARTICLE XII
INDEMNIFICATION

12.01. **Actions, Suits or Proceedings Other than by or in the Right of the Company.** The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company.

12.02. Actions or Suits by or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appear therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

12.03. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director or officer of the Company has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 12.01 and 12.02 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection therewith.

12.04. Determination of Right to Indemnification. Any indemnification under Sections 12.01 and 12.02 of this Article (unless ordered by a court) sh-ll be paid by the Company unless a determination is made (i) by a disinterested majority of the Board of Directors who were not parties to such action, suit or proceeding, or (ii) if such disinterested majority of the Board of Directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 12.01 and 12.02 of this Article.

12.05. Advances of Costs, Charges and Expenses. Costs, charges and expenses (including attorney's fees) incurred by a

person referred to in Sections 12.01 or 12.02 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Directors deems appropriate. The majority of the Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Company, authorize the Company's counsel to represent such person, in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

12.06 Procedure for Indemnification. Any indemnification under Sections 12.01, 12.02 and 12.03, or advance of costs, charges and expenses under Section 12.05 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 12.05 of this Article where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Sections 12.01 or 12.02 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Company (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 12.01 or 12.02 of this Article, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

12.07. **Settlement.** If in any action, suit or proceeding, including any appeal, within the scope of Sections 12.01 or 12.02 of this Article, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Company to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

12.08. **Other Rights; Continuation of Right to Indemnification.** The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Company and each director or officer of the Company who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Company arising hereunder. This Article shall be binding upon any successor corporation to this Company, whether by way of acquisition, merger, consolidation or otherwise.

12.09. **Insurance.** The Company may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

12.10. **Savings Clause.** If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company (i) shall nevertheless indemnify each director and officer of the Company and (ii) may never-

theless indemnify each employee and agent of the Company, as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

12.11. Amendment. The affirmative vote of at least two-thirds (2/3) of the total voting power shall be required to amend, repeal, or adopt any provision inconsistent with, this Article. No amendment, termination or repeal of this Article shall affect or impair in any way the rights of any director or officer of the Company to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

12.12. Subsequent Legislation. If the General Corporation Law of Delaware is amended after approval by the shareholders of this Article to further expand the indemnification permitted to directors, officers, employees or agents of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

IN WITNESS WHEREOF, the above named Incorporator has signed this Certificate of Incorporation on the 12th day of September, 1988.

INCORPORATOR:

Ronald J. Miller

STATE OF COLORADO)
) **ss.**
COUNTY OF ARAPAHOE)

I, the undersigned, a notary public, hereby certify that on the 12th day of September, 1988, the above named Incorporator personally declared before me and, being by me first duly sworn, declared that he is the person who signed the foregoing Certificate of Incorporation as Incorporator, and that the statements therein contained are true.

WITNESS my hand and official seal.

(SEAL)

Rosemarie J. Simone
Notary Public

My Commission Expires:

August 12, 1991

720268130

CERTIFICATE OF DESIGNATIONS

FI-TEK III, INC.

Pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, Fi-Tek III, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby designates two Series of the only class of preferred stock of the Corporation as follows:

1. Class or Series. The two Series of preferred stock designated by this Certificate of Designations are titled, respectively:

Series A Convertible Preferred Stock; and

Series B Cumulative Preferred Stock.

2. Resolutions. Copies of the Resolutions, adopted by the board of directors of the Corporation on August 21, 1990, pursuant to the authority expressly vested in the board by Article 5.04 of the Certificate of Incorporation of the Corporation, and setting forth the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereof of the Series A Convertible Preferred Stock and the Series B Cumulative Preferred Stock are attached to this Certificate of Designations as Exhibit A and Exhibit B, respectively.

3. Number of Shares to which the Resolutions Apply.

a. The number of shares of Series A Convertible Preferred Stock to which the Resolution set forth in Exhibit A applies is 10,000,000 shares.

b. The number of shares of Series B Cumulative Preferred Stock to which the Resolution set forth in Exhibit B applies is 610,000 shares.

Pursuant to the provisions of Sections 103(a)(2) and 103(b)(2) of the Delaware General Corporation Law, the Corporation has caused this Certificate of Designations to be executed and acknowledged on the eighteenth (18th) day of September, 1990, by the undersigned duly authorized persons.

FI-TEK III, INC.

By [signature]
James D. Lakin, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 09/25/1990
720268130 - 2172933

FI-TEK III, INC.

Attested By ______________________
Francis J. Knott, Secretary

Acknowledged:

____
James D. Lakin

____
Francis J. Knott

Exhibit A

CERTIFICATE OF DESIGNATIONS

SERIES A CONVERTIBLE PREFERRED STOCK

FI-TEK III, INC.

RESOLVED, that the corporation be, and it hereby is, authorized to issue 10,000,000 shares of preferred stock, which shall be designated series A convertible preferred stock and which shall have preferences and relative rights as follows: each share will be redeemable for an initial price of $1.00 and will have an initial cumulative dividend and liquidation preference of $1.00 which, as and when paid, will reduce the redemption price. The redemption price and dividends will be payable out of 50% of the consolidated net after-tax income of the corporation following its contemplated acquisition of Videoconferencing Systems, Inc., a Delaware corporation ("VSI"), or, if not paid sooner, out of proceeds of liquidation of the corporation and VSI. The redemption price and cumulative dividend preference will be subject, however, to a phased abatement as and if the outstanding Class A Warrants and Class B Warrants of the corporation are exercised, according to the following schedule:

(i) to $.80 per share, if at least 40% but less than 50% of the number of Warrants shall have been exercised;

(ii) to $.60 per share, if at least 50% but less than 60% of the number of Warrants shall have been exercised;

(iii) to $.40 per share, if at least 60% but less than 70% of the number of Warrants shall have been exercised;

(iv) to $.20 per share, if at least 70% but less than 80% of the number of Warrants shall have been exercised; and

(v) will be extinguished entirely, if at least 80% of the number of Warrants shall have been exercised.

If the dividend and liquidation preference is phased out entirely as a result of the exercise of at least 80% of the Warrants, the preferred shares shall be convertible into the corporation's common stock, at the election of either the corporation or the stockholder, at the rate of one share of common stock for each two shares of preferred stock. Each share of preferred stock shall have one vote on all matters submitted to a vote of the corporation's stockholders. No class voting will be permitted.

Exhibit B

CERTIFICATE OF DESIGNATIONS

SERIES B CUMULATIVE PREFERRED STOCK

FI-TEK III, INC.

RESOLVED, that, pursuant to the authority expressly granted and vested in the Board of Directors of Fi-Tek III, Inc. (hereinafter referred to as the "Corporation"), a Delaware corporation, in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and it hereby is given the distinctive designation of "Series B Cumulative Preferred Stock, $.00001 Par Value" (hereinafter referred to as the "Series B Preferred Stock"), said Series to consist of 610,000 shares, of which the preferences and relative, participating, optional, or other special rights and the qualifications, limitations, or restrictions thereof shall be as follows:

1. **Cash Dividends on Series B Preferred Stock.**

(a) The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative annual cash dividends per share in an amount equal to the interest on One ($1.00) Dollar at the Federal Funds rate of interest, adjusted weekly, as reported in each Thursday's issue of the *Wall Street Journal*. If the dividend on the Series B Preferred Stock for any dividend period shall not have been paid or set apart in full for the Series B Preferred Stock, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for payment for any class of common stock of the Corporation. Accumulations of dividends on the Series B Preferred Stock shall not bear interest.

(b) Cash dividends on the Series B Preferred Stock shall commence to accrue and shall be cumulative from the date of issuance.

2. **Redemption of Series B Preferred Stock.**

(a) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation by resolution of its Board of Directors, at One ($1.00) Dollar per share, plus all dividends accrued and unpaid on such Series B Preferred Stock up to the date fixed for redemption, upon giving the notice hereinafter provided, at any time and from time to time on or after thirteen (13) months after the date of issuance.

(b) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the holder of record of the Series B Preferred Stock, at One ($1.00) Dollar per share, plus all dividends accrued and unpaid on such Series B Preferred Stock up to the date fixed for redemption, upon giving the notice hereinafter provided, at any time and from time to time on or after the later to occur of the following:

(i) Upon the call and exercise of the Corporation's issued and outstanding Series "A" warrants, as offered pursuant to the form S-18 Registration Statement filed with the Securities and Exchange Commission on February 13, 1989, Registration No. 33-27040-D; or

(ii) Thirteen (13) months after the date of issuance.

3. **Voting Rights.** At every meeting of stockholders of the Corporation, every holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock standing in his name on the books of the Corporation, with the same and identical voting rights as a holder of a share of common stock. Voting by class shall not be permitted.

4. **Priority of Series B Preferred Stock in the Event of Dissolution.** In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, but before any payment or provision for payment is made with respect to any other class of shares of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive, out of the remaining net assets of the Corporation, the amount of One ($1.00) Dollar in cash for each share of Series B Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution. After such payment shall have been made in full to the holders of the outstanding Series B Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the outstanding Series B Preferred Stock, so as to be and continue to be available therefor, the holders of the outstanding Series B Preferred Stock shall be entitled to no further participation in such distribution of the assets of the Corporation.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/26/1990
903615108 - 2172933

AMENDMENT TO CERTIFICATE OF INCORPORATION OF FI-TEK III, INC.

FI-TEK III, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the Delaware General Corporation Law, consented to and adopted the resolutions setting forth the proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling for a meeting of stockholders of the Corporation and consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that it is advisable and in the Corporation's best interest to amend the Certificate of Incorporation of the Corporation, subject to the approval of the stockholders of the Corporation, by deleting Article "I" in its entirety and substituting in lieu thereof the following:

"Article I
NAME AND DURATION

The name of the Corporation is VSI Enterprises, Inc. (the "Company"). It shall have perpetual existence."

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Section 5.01 of Article "V" in its entirety and substituting in lieu thereof the following:

"Article V
CAPITAL STOCK

5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Three Hundred Ninety-Five Million (395,000,000). Three Hundred Seventy-Five Million (375,000,000) shares shall be designated "Common Stock" and shall have a par value of $.00001. Twenty Million (20,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $.00001. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

SECOND: That, pursuant to resolution of its Board of Directors, said amendments were duly adopted by a majority of the stockholders on December 21, 1990.

THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Paul A. Scott, its President, and Francis J. Knott, its Secretary, this 22nd day of December, 1990.

FI-TEK III, INC.

By: ______________________
Paul A. Scott, President

[CORPORATE SEAL]

ATTEST:

____
Francis J. Knott, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 08/19/1991
912315156 - 2172933

SECOND AMENDMENT TO CERTIFICATE OF INCORPORATION OF VSI ENTERPRISES, INC.

VSI ENTERPRISES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by majority vote taken at a Directors' Meeting duly called for and held, adopted the resolution setting forth the proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a meeting of stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Section 5.01 of Article V in its entirety and substituting in lieu thereof the following:
>
> **"Article V**
> **CAPITAL STOCK**
>
> **5.01 Authorized Shares.** The aggregate number of shares which the Company shall have authority to issue is Fifteen Million Eight Hundred Thousand (15,800,000). Fifteen Million (15,000,000) shares shall be designated "Common Stock" and shall have a par value of $.00025. Eight Hundred Thousand (800,000) shares shall be designated "Preferred Stock" and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may from time to time determine."

SECOND: That, pursuant to resolution of its Board of Directors, said amendment was duly adopted by a majority of the stockholders on 6/24, 1991.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Paul A. Scott, its President, and Ginger F. Ausban, its Secretary, this 5th day of August, 1991.

VSI ENTERPRISES, INC.

ATTEST:

Ginger F. Ausban, Secretary

(CORPORATE SEAL)

By: ____________________
Paul A. Scott, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 10/17/1991
721290156 - 2172933

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VSI ENTERPRISES, INC.

VSI Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

> RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Section 5.01 of Article V in its entirety and substituting in lieu thereof the following:
>
> > "5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Twenty-One Million Eight Hundred Thousand (21,800,000). Twenty-One Million (21,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.00025. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate to be signed by Francis J. Knott, its Chairman, and attested by Ginger F. Ausban, its Secretary, this 16th day of October, 1991.

VSI ENTERPRISES, INC.
A Delaware Corporation

By: Francis J. Knott
Chairman

Attest: [signature]
Secretary

vsiamend.skw

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/10/1993
930475383 - 2172933

CERTIFICATE OF DESIGNATION
OF
VSI ENTERPRISES, INC.

SERIES A CONVERTIBLE PREFERRED STOCK

VSI Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth Certificate of Designation of Series A Convertible Preferred Stock

The resolution setting forth the Certificate of Designation is attached hereto as Appendix A.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares of Common Stock and Series A Convertible Preferred Stock, voting separately as a class, as required by statute were voted in favor of the

THIRD: That said designation was duly adopted in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate of Designations to be signed by its duly authorized officers, this 20th day of January, 1993.

VSI ENTERPRISES, INC.
A Delaware Corporation

By: [signature]
Paul A. Scott, President

Attest: [signature]
James B. Gillespie, Secretary

[visusord.rtm]

CERTIFICATE OF DESIGNATION

SERIES A CONVERTIBLE PREFERRED STOCK

VSI ENTERPRISES, INC.
(Formerly Fi-Tek III, Inc.)

RESOLVED, that the corporation be, and it hereby is, authorized to issue 400,000 shares of preferred stock, which shall be designated series A convertible preferred stock and which shall have preferences and relative rights as follows: each share will be redeemable for an initial price of $25.00 and will have an initial cumulative dividend and liquidation preference of $25.00 which, as and when paid, will reduce the redemption price. The redemption price and dividends will be payable out of 50% of the consolidated net after-tax income of the corporation, or, if not paid sooner, out of proceeds of liquidation of the corporation. The redemption price and cumulative dividend preference will be subject, however, to a phased abatement as and if the outstanding Class A Warrants and Class B Warrants of the corporation are exercised, according to the following schedule:

(i) to $20.00 per share, if at least 40% but less than 50% of the number of Warrants shall have been exercised;

(ii) to $15.00 per share, if at least 50% but less than 60% of the number of Warrants shall have been exercised;

(iii) to $10.00 per share, if at least 60% but less than 70% of the number of Warrants shall have been exercised;

(iv) to $5.00 per share, if at least 70% but less than 80% of the number of Warrants shall have been exercised; and

(v) will be extinguished entirely, if at least 80% of the number of Warrants shall have been exercised.

The preferred shares shall be convertible into the corporation's common stock automatically, and without any further action on the part of either the corporation or the stockholders, at the rate of three shares of common stock for each four shares of preferred stock, upon the filing of this resolution with the Delaware Secretary of State pursuant to 151 of the General Corporation Law of Delaware. Each share of preferred stock shall have one vote on all matters submitted to a vote of the corporation's stockholders. No class voting will be permitted.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 02/10/1993
930475384 - 2172933

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VSI ENTERPRISES, INC.

VSI Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

> "5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Thirty Million Eight Hundred Thousand (30,800,000). Thirty Million (30,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.00025. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officers, this 20th day of January, 1993.

VSI ENTERPRISES, INC.
A Delaware Corporation

By: ____________________
Paul A. Scott, President

Attest: ____________________
James B. Gillespie, Secretary

[vsiamend.rtm]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/31/1993
930965106 - 2172933

CERTIFICATE OF ELIMINATION
OF
VSI ENTERPRISES, INC.

SERIES A CONVERTIBLE PREFERRED STOCK
SERIES B CUMULATIVE PREFERRED STOCK

VSI Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. That on August 19, 1991, the Corporation filed a Second Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware, the purpose of which was to effect a 1-for-25 reverse stock split of the Corporation's Common Stock and Preferred Stock, including the Corporation's Series A Convertible Preferred Stock and Series B Cumulative Preferred Stock. In connection therewith, the number of authorized, issued and outstanding shares of Series A Convertible Preferred Stock and Series B Cumulative Preferred Stock were reduced to 400,000 shares and 24,400 shares, respectively. In addition, the par value of the Series A Convertible Preferred Stock and the Series B Cumulative Preferred Stock was reduced to $.00025 per share.

2. That at a meeting of the Board of Directors of the Corporation, the following resolutions were duly adopted in accordance with Section 151 of the General Corporation Law of the State of Delaware:

> WHEREAS, no shares of Series A Convertible Preferred Stock or Series B Cumulative Preferred Stock are presently issued or outstanding and none will be issued subject to the respective Certificates of Designations previously filed with respect to such Series;
>
> BE IT RESOLVED, that, pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, the Board of Directors hereby authorizes the elimination from the Company's Certificate of Incorporation of all matters as set forth in the Certificate of Designations relating to the Series A Convertible Preferred Stock;
>
> FURTHER RESOLVED, that, pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, the Board of Directors hereby authorizes the elimination from the Company's Certificate of Incorporation of all matters as set forth in the Certificate of Designations relating to the Series B Cumulative Preferred Stock; and
>
> FURTHER RESOLVED, that the executive officers of the Company are hereby authorized and directed to take any and all actions necessary or advisable to carry out in full the foregoing resolutions.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate to be signed by its duly authorized officers, this 30th day of March, 1993.

VSI ENTERPRISES, INC.
A Delaware Corporation

By: ______________________
Paul A. Scott, President

Attest: ______________________
James B. Gillespie, Secretary

[vsicoc.rtm]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/09/1995
950030801 - 2172933

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VSI ENTERPRISES, INC.

VSI Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

"5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Forty Million Eight Hundred Thousand (40,800,000). Forty Million (40,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.00025. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officers, this 6th day of February, 1995.

VSI ENTERPRISES, INC.
A Delaware Corporation

By: Richard K. Snelling
Richard K. Snelling, Chairman of the Board

Attest: B. R. Brewer
B.R. Brewer, Secretary

[29415]

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VSI ENTERPRISES, INC.

VSI Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

"5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Forty Six Million Eight Hundred Thousand (46,800,000). Forty Six Million (46,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.00025. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officers, this 6th day of September, 1995.

VSI ENTERPRISES, INC.
A Delaware Corporation

By: [signature]
Leo M. Cortjens, President

Attest: [signature]
B.R. Brewer, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/08/1995
950204266 - 2172933

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/23/1997
971131482 – 2172933

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VSI ENTERPRISES, INC.

VSI Enterprises, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Company. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

> "5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Sixty Million Eight Hundred Thousand (60,800,000). Sixty Million (60,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.00025. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officers, this 21st day of April, 1997.

VSI ENTERPRISES, INC.
A Delaware Corporation

By: [signature]
Richard K. Snelling, Chairman of the Board and Chief Executive Officer

Attest: [signature]
Bill R. Brewer, President, Chief Operating Officer, Chief Financial Officer and Secretary

[92258]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 01/13/1999
991016210 – 2172933

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VSI ENTERPRISES, INC.

VSI Enterprises, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Company. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

> "5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Fifteen Million Eight Hundred Thousand (15,800,000). Fifteen Million (15,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.001. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.001. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine.
>
> Effective with the filing of this Amendment, each one share of the Company's Common Stock issued and outstanding on the Effective Date of this Amendment shall be automatically changed without further action into one-fourth (1/4) of a fully paid and nonassessable share of the Company's Common Stock, provided that no fractional shares shall be issued pursuant to such change. The Company shall pay to each shareholder who would otherwise be entitled to a fractional share as a result of such change the cash value of such fractional share based upon the closing bid price per share of the Common Stock on the trading day preceding the Effective Date of this Amendment as quoted by The Nasdaq SmallCap Market."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

FIFTH: That this Amendment shall be effective as of 12:01 a.m. on January 15, 1999.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, this 11th day of January, 1999.

VSI ENTERPRISES, INC.

By: Julia B. North
Julia B. North, President &
Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
VSI ENTERPRISES, INC.

VSI Enterprises, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of the Company. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

"5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Forty Million Eight Hundred Thousand (40,800,000). Forty Million (40,000,000) shares shall be designated 'Common Stock' and shall have a par value of $.001. Eight Hundred Thousand (800,000) shares shall be designated 'Preferred Stock' and shall have a par value of $.001. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, VSI Enterprises, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer, this 25th day of June, 1999.

VSI ENTERPRISES, INC.

By: [signature]
Richard E. Harrison, President and
Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 06/28/1999
991261722 – 2172933

[641381]

CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN
THE CERTIFICATE OF AMENDMENT
OF
VSI ENTERPRISES, INC.

FILED IN THE OFFICE OF
THE SECRETARY OF STATE OF DELAWARE
ON JUNE 28, 1999

VSI Enterprises, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY:

1. The name of the corporation is VSI Enterprises, Inc.

2. That a Certificate of Amendment was filed by the Secretary of State of Delaware on June 28, 1999 and that said Certificate requires correction as permitted by Section 103 of the General Corporporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows: The par value of the corporation's Preferred Stock is $.00025, rather than the $.001 reflected on the Certificate of Amendment.

4. Section 5.01 of the Certificate of Incorporation of the corporation should read as follows:

> "5.01 Authorized Shares. The aggregate number of shares which the Company shall have authority to issue is Forty Million Eight Hundred Thousand (40,800,000). Forty Million (40,000,000) shares shall be designated "Common Stock" and shall have a par value of $.001. Eight Hundred Thousand (800,000) shares shall be designated "Preferred Stock" and shall have a par value of $.00025. All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine."

CORP\658833.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 09/17/1999
991389879 – 2172933

IN WITNESS WHEREOF, said VSI Enterprises, Inc. has caused this Certificate to be signed by Karen T. Franklin , the Chief Financial Officer, this 14th day of September, 1999.

VSI ENTERPRISES, INC.

By: Karen T. Franklin

Karen T. Franklin
Chief Financial Officer

SECOND AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
VSI ENTERPRISES, INC.

VSI Enterprises, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following Second Amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Amendment to the Certificate of Incorporation of VSI Enterprises, Inc. be amended by changing Article I. thereof so that, as amended, said Article shall be and read as follows:

"Article I.
NAME AND DURATION

The name of the Corporation is Simtrol, Inc. (the "Company"). It shall have perpetual existence."

SECOND: That at the Annual Meeting of Stockholders on June 13, 2001, the stockholders of the Corporation approved said amendment in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has signed this Second Amendment on this 26th day of September, 2001.

By: [signature]
Name: Robert W. Morris
Title: Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:02 PM 09/28/2001
010483669 - 2172933

CORP\829686.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:36 PM 05/04/2004
FILED 02:36 PM 05/04/2004
SRV 040324178 - 2172933 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
SIMTROL, INC.

Pursuant to Sections 103 and 242 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), the undersigned, being the duly elected President of Simtrol, Inc., a corporation organized and existing under and by virtue of the General Corporation Law (the "Company"), for purposes of amending the Certificate of Incorporation of the Company, does hereby execute, acknowledge and file the following:

I.

That, effective as of 12:01 a.m. Eastern Time on May 7, 2004, without changing the authorized capital stock of the Company, each one share of the Company's common stock, $.001 par value per share, issued and outstanding on the effective date of this Amendment shall be automatically changed without further action into one-tenth (1/10) of a fully paid and nonassessable share of the Company's common stock, provided that no fractional shares shall be issued pursuant to such change. Fractional share interests shall be adjusted either upward or downward to the nearest whole share, but in no event shall any stockholder receive less than one whole share. No cash shall be paid for fractional shares.

II.

That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the duly elected President of the Corporation, has caused this Certificate of Amendment to be signed this 4th day of May, 2004.

SIMTROL, INC.

By: [signature]
Richard W. Egan, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:45 AM 05/10/2005
FILED 09:45 AM 05/10/2005
SRV 050377262 - 2172933 FILE

SIMTROL, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS, AND LIMITATIONS OF SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 154 OF THE DELAWARE GENERAL CORPORATION LAW

The undersigned, Richard W. Egan and Steven N. Samp, do hereby certify that:

1. They are the President and Secretary, respectively, of Simtrol, Inc., a Delaware corporation (the "Corporation").

2. The Corporation is authorized to issue 800,000 shares of preferred stock ("Preferred Stock"), none of which have been issued.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as Preferred Stock, comprised of 800,000 shares, $0.0025 par value, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the Preferred Stock of which up to 450,000 may be issued ("Series A Preferred Stock"), and shall be set forth as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES A PREFERRED STOCK

Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given such terms in the Subscription Agreement. For the purposes hereof, the following terms shall have the following meanings:

"Alternate Consideration" shall have the meaning set forth in Section 7(e).

"Bankruptcy Event" means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Base Conversion Price" shall have the meaning set forth in Section 7(b).

"Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's

board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

"Closing Date" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Holders' obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

"Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Date" shall have the meaning set forth in Section 6(a).

"Conversion Price" shall have the meaning set forth in Section 6(b).

"Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

"Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Subscription Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Subscription Agreement.

"Dilutive Issuance" shall have the meaning set forth in Section 7(b).

"Dilutive Issuance Notice" shall have the meaning set forth in Section 7(b).

"Effective Date" means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued in the 2004 Private Placements, (c) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of the Subscription Agreement, provided that such securities have not been amended since the date of the Subscription Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"Fundamental Transaction" shall have the meaning set forth in Section 7(e).

"Holder" shall have the meaning given such term in Section 2.

"Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date and (b) which are explicitly senior or pari passu in rights or liquidation preference to the Series A Preferred Stock.

"Liquidation" shall have the meaning given such term in Section 5.

"Notice of Conversion" shall have the meaning given such term in Section 6(a).

"Original Issue Date" shall mean the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

"Offering" means the offering of Series A Convertible Preferred Stock with warrants dated April 21, 2005.

"Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Subscription Agreement" means the Subscription Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning given such term in Section 6(e).

"Stated Value" shall mean $3.00.

"Subscription Amount" shall mean, as to each Purchaser, the amount to be paid for the Series A Preferred Stock purchased pursuant to the Subscription Agreement as specified below such Purchaser's name on the signature page of the Subscription Agreement and next to the heading "Subscription Amount", in United States Dollars and in immediately available funds.

"Subsidiary" shall have the meaning given to such term in the Subscription Agreement.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

"Transaction Documents" means the Subscription Agreement, the Warrants, the the Statement of Accredited Investor and any other documents or agreements executed in connection with the transactions contemplated by the Subscription Agreement.

"2004 Private Placements" shall mean the $575,000 convertible bridge loan with warrants offering commenced January 23, 2004 and the $1,825,000 common stock with warrants offering commenced May 11, 2004.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common

Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

Section 2. Designation, Amount and Par Value. The series of Preferred Stock issued under this certificate shall be designated as the Corporation's Series A Convertible Preferred Stock and the number of shares so designated shall be 450,000 (which shall not be subject to increase without the consent of all of the holders of the Series A Preferred Stock (each, a "Holder" and collectively, the "Holders")).

Section 3. Dividends.

a) So long as any Series A Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Series A Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Series A Preferred Stock.

b) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Series A Preferred Stock and any future issuances of the Corporation's capital stock shall be equal to the aggregate par value of such Series A Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Subscription Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of each Holder.

Section 4. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series A Preferred Stock shall have the right to vote on an as converted basis. However, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of a majority of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to or otherwise pari passu with the Series A Preferred Stock, (c) amend its certificate of incorporation or other charter documents so

as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Stated Value per share and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the adjustments set forth in Sections 6(c) and 6(d)) determined by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect any conversions of shares of Series A Preferred Stock, a Holder shall be required to surrender the certificate(s) representing such shares of Series A Preferred Stock to the Corporation evidencing the shares to be converted. Shares of Series A Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

b) Conversion Price. The conversion price for the Series A Preferred Stock shall equal $0.75 (the "Conversion Price"), subject to adjustment herein.

c) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to

convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Stated Value of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether the Series A Preferred Stock is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which shares of Series A Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Series A Preferred Stock may be converted (in relation to other securities owned by such Holder) and which shares of the Series A Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 6(c) may be waived by the Holder upon, at the election of the Holder, upon not less than 61 days' prior notice to the Corporation, and the provisions of this Section 6(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

d) Intentionally Omitted

e) Mechanics of Conversion

i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver or cause to be delivered to the Holder a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Subscription Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock. After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

ii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of the Stated Value of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it

obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 6(e)(i) within three Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $3,000 of Stated Value of Series A Preferred Stock being converted, $30 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $120 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

iii. Intentionally Omitted

iv. Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other Holders of the Series A Preferred Stock), not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Subscription Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock.

v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such

shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series A Preferred Stock is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Preferred Sock), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Series A Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price,

or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Corporation, at any time while the Series A Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Corporation, at any time while Series A Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Conversion Price determined as of the record date mentioned above, and of which the numerator shall be such Conversion Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or

substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Series A Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred Stock, and shall cause to be mailed to the Holder at its last address as its shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall be entitled to convert any or all of such Holder's shares of Series A Preferred Stock on the terms set forth herein during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 8. Covenants

a) Restriction on Debt. Without approval of a majority of the Series A Preferred Stock Holders, the Company shall not incur debt in excess of an aggregate of $1.0 million outside of trade debt in the normal course of business. Such debt may only be secured by accounts receivables and shall not encumber any copyrights, marketing materials, software code or any other proprietary technology, software or product processes, patents or patent licenses.

b) Net Working Capital. Beginning the quarter ending December 31, 2005, and for each subsequent fiscal quarter-end of the Company, in the event any shares of the

Series A Preferred Stock are then outstanding and the Company's net working capital (defined as current assets less current liabilities) is then less than 25% of the total amount of gross proceeds raised in this Offering (defined as a "Quarterly Default"), then for each Quarterly Default, the Company shall issue to the holders of the Series A Preferred Stock a number of additional shares of Series A Preferred Stock equal to 25% of the number of shares of Series A Preferred Stock held by such holder at the time of such Quarterly Default. The net working capital will be determined by reference to the Company's most recent Form 10-QSB or Form 10-KSB or other appropriate filing. If a Quarterly Default occurs and the Company has an insufficient number of authorized shares of Preferred Stock to issue the shares of Series A Preferred Stock required by this Section 8(b), then the Company shall hold a shareholder meeting within forty-five (45) days of such Quarterly Default to vote upon an increase in the number of shares of Preferred Stock equal to four (4) times the number of originally issued shares of Series A Preferred Stock. In the event such proposal is not approved at such shareholder meeting, the Company shall issue to Holders of Series A Preferred Stock shares of common stock equivalent to shares of common stock associated with the Series A Preferred Stock on an as converted basis that such Holder would have been due at the time of such Quarterly Default, subject to the Conversion Price at the time of the Quarterly Default.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation: 2200 Norcross Parkway, Suite 255, Norcross, Georgia, 30071, facsimile number (770) 441-1823, Attn: Secretary, or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

e) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

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RESOLVED, FURTHER, that the Chairman, the President, Chief Executive Officer or any Vice-President, and the Secretary or any Assistant Secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 9th day of May, 2005.

Richard W. Egan President and Chief Executive Officer	Steven N. Samp Chief Financial Officer

SIMTROL, INC.

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS, AND LIMITATIONS OF SERIES A CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 154 OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned, Richard W. Egan and Stephen N. Samp, do hereby certify that:

1. They are the President and Secretary, respectively, of Simtrol, Inc., a Delaware corporation (the "Corporation").

2. The Corporation is authorized to issue 800,000 shares of preferred stock ("Preferred Stock"), none of which have been issued.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as Preferred Stock, comprised of 800,000 shares, $0.0025 par value, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the Preferred Stock of which up to 770,000 may be issued ("Series A Preferred Stock"), and, upon the effective date of this Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock, each existing Holder will receive one additional Series A share for each Series A share owned as of the effective date of this Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock, it shall be set forth as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES A PREFERRED STOCK

Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given such terms in the Subscription Agreement. For the purposes hereof, the following terms shall have the following meanings:

"Alternate Consideration" shall have the meaning set forth in Section 7(e).

"Bankruptcy Event" means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Base Conversion Price" shall have the meaning set forth in Section 7(b).

"Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's

board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

"Closing Date" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Holders' obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

"Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Date" shall have the meaning set forth in Section 6(a).

"Conversion Price" shall have the meaning set forth in Section 6(b).

"Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

"Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Subscription Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Subscription Agreement.

"Dilutive Issuance" shall have the meaning set forth in Section 7(b).

"Dilutive Issuance Notice" shall have the meaning set forth in Section 7(b).

"Effective Date" means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued in the 2004 Private Placements, (c) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of the Subscription Agreement, provided that such securities have not been amended since the date of the Subscription Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (e) securities issued to vendors and service providers as approved by the Company's Board of Directors.

"Fundamental Transaction" shall have the meaning set forth in Section 7(e).

"Holder" shall have the meaning given such term in Section 2.

"Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date and (b) which are explicitly senior or pari passu in rights or liquidation preference to the Series A Preferred Stock.

"Liquidation" shall have the meaning given such term in Section 5.

"Notice of Conversion" shall have the meaning given such term in Section 6(a).

"Original Issue Date" shall mean the date of the first issuance of any shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

"Offering" means the offering of Series A Convertible Preferred Stock with warrants dated April 21, 2005.

"Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Subscription Agreement" means the Subscription Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning given such term in Section 6(e).

"Stated Value" shall mean $3.00.

"Subscription Amount" shall mean, as to each Purchaser, the amount to be paid for the Series A Preferred Stock purchased pursuant to the Subscription Agreement as specified below such Purchaser's name on the signature page of the Subscription Agreement and next to the heading "Subscription Amount", in United States Dollars and in immediately available funds.

"Subsidiary" shall have the meaning given to such term in the Subscription Agreement.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

"Transaction Documents" means the Subscription Agreement, the Warrants, the Statement of Accredited Investor and any other documents or agreements executed in connection with the transactions contemplated by the Subscription Agreement.

"2004 Private Placements" shall mean the $575,000 convertible bridge loan with warrants offering commenced January 23, 2004 and the $1,825,000 common stock with warrants offering commenced May 11, 2004.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for

such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

Section 2. Designation, Amount and Par Value. The series of Preferred Stock issued under this certificate shall be designated as the Corporation's Series A Convertible Preferred Stock and the number of shares so designated shall be 770,000 (which shall not be subject to increase without the consent of a majority of the then outstanding shares of Series A Convertible Preferred (each, a "Holder" and collectively, the "Holders")). Upon the effective date of this Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock, each existing Holder will receive one additional Series A share for each Series A share owned as of the effective date of this Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock.

Section 3. Dividends.

a) The Series of Preferred Stock under this certificate shall pay a dividend on a semi-annual basis (payable on June 30 and December 31 to holders of record of those dates) at a rate equal to 8% of the Stated Value per annum (4% of the Stated Value on each of those dates). The dividend shall be payable in the form of either cash or common stock of the Company at the option of the Company. If the dividend is paid in common stock, the common stock shall be deemed to have a value of $0.75 per share for all dividend payment dates in which the closing bid price of the common stock on those dates is below $0.75.

b) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Series A Preferred Stock and any future issuances of the Corporation's capital stock shall be equal to the aggregate par value of such Series A Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Subscription Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of each Holder.

Section 4. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series A Preferred Stock shall have the right to vote on an as converted basis. However, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of a majority of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers,

preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (c) increase the authorized number of shares of Series A Preferred Stock, or (d) enter into any agreement with respect to the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Stated Value per share and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the adjustments set forth in Sections 6(c) and 6(d)) determined by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect any conversions of shares of Series A Preferred Stock, a Holder shall be required to surrender the certificate(s) representing such shares of Series A Preferred Stock to the Corporation evidencing the shares to be converted. Shares of Series A Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

b) Conversion Price. The conversion price for the Series A Preferred Stock shall equal **$0.75** (the "Conversion Price"), subject to adjustment herein.

c) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Stated Value of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether the Series A Preferred Stock is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which shares of Series A Preferred Stock is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Series A Preferred Stock may be converted (in relation to other securities owned by such Holder) and which shares of the Series A Preferred Stock is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Corporation's most recent Form 10-QSB or Form 10-KSB, as the case may be, (B) a more recent public announcement by the Corporation or (C) any other notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Corporation shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 6(c) may be waived by the Holder upon, at the election of the Holder, upon not less than 61 days' prior notice to the Corporation, and the provisions of this Section 6(c) shall

continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

d) Conversion at Option of Company. If at any time while the Series A Preferred Stock is outstanding, if the Common Stock is then listed or quoted on a Trading Market and the closing bid price of the Company's common stock is equal to or greater than $1.00 for 20 consecutive trading days (excluding any weekend days or recognized market holidays) and the average trading volume of the Company's common stock (defined as trading volume in shares multiplied by the daily closing price of the stock) is equal to or greater than $150,000, the Company will convert the Series A Preferred Stock to the applicable number of Conversion Shares.

e) Mechanics of Conversion

i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver or cause to be delivered to the Holder a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Subscription Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock. After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

ii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligations to issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the

issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of the Stated Value of its Series A Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.

iii. Intentionally Omitted

iv. Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other Holders of the Series A Preferred Stock), not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Subscription Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock.

v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons

requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

f) Redemption

i. The Series A Preferred Stock shall be callable at the option of the Company at any time for a cash price of $3.75 per share.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series A Preferred Stock is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Preferred Sock), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Series A Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, or grant any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, all Series A Preferred shareholders shall have a right to purchase a pro rata percentage of the Common Stock or Common Stock Equivalents equal to the holder's applicable percentage of all shares of common stock then outstanding, treating the Series A Preferred Stock on as-converted basis. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Series A Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, or grant any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than $0.375 per share of common stock (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive

Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than $0.375, a Dilutive Issuance shall be deemed to have occurred), then the Conversion Price shall be reduced to equal the weighted average of ((the Stated Value/2)/the Base Conversion Price) and ((the Stated Value/2)/$0.375), based on the number of shares issued in the Dilutive Issuance and the number of common shares represented by the then outstanding Series A Preferred stock, on an as-converted basis. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b) in respect of an Exempt Issuance. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Corporation, at any time while the Series A Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Corporation, at any time while Series A Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to

receive such distribution by a fraction of which the denominator shall be the Conversion Price determined as of the record date mentioned above, and of which the numerator shall be such Conversion Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Series A Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Series A Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series A Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Series A

Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred Stock, and shall cause to be mailed to the Holder at its last address as its shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall be entitled to

convert any or all of such Holder's shares of Series A Preferred Stock on the terms set forth herein during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 8. Covenants

a) Restriction on Debt. Without approval of a majority of the Series A Preferred Stock Holders, the Company shall not incur debt (other than debt collateralized by accounts receivable of the Company) in excess of an aggregate of $1.5 million outside of trade debt in the normal course of business. The terms of such debt shall not encumber any copyrights, marketing materials, software code or any other proprietary technology, software or product processes, patents or patent licenses. N

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation: 2200 Norcross Parkway, Suite 255, Norcross, Georgia, 30071, facsimile number **(770) 441-1823, Attn: Secretary,** or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series A Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Series A Preferred Stock Certificate. If a Holder's Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

e) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

****

RESOLVED, FURTHER, that the Chairman, the President, Chief Executive Officer or any Vice-President, and the Secretary or any Assistant Secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 22nd day of December 2006.

/s/ Richard W. Egan	/s/ Stephen N. Samp
Name: Richard W. Egan	Name: Stephen N. Samp
Title: Chief Executive Officer	Title: Chief Financial Officer, Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock, par value $.00025 per share (the "Common Stock"), of Simtrol, Inc. (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: ____

Number of shares of Series A Preferred Stock owned prior to Conversion:

____

Number of shares of Series A Preferred Stock to be Converted:

____

Stated Value of shares of Series A Preferred Stock to be Converted:

____

Number of shares of Common Stock to be Issued: ____________________________

Applicable Conversion Price:____

Number of shares of Series A Preferred Stock subsequent to Conversion:

____

[HOLDER]

By:_____________________________________

Name:

Title:

SIMTROL, INC.

**CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS, AND LIMITATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK**

PURSUANT TO SECTION 154 OF THE
DELAWARE GENERAL CORPORATION LAW

The undersigned, Richard W. Egan and Stephen N. Samp, do hereby certify that:

1. They are the President and Secretary, respectively, of Simtrol, Inc., a Delaware corporation (the "Corporation").

2. The Corporation is authorized to issue 800,000 shares of preferred stock ("Preferred Stock"), 770,000 of which have been previously designated as Series A preferred stock.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as Preferred Stock, comprised of 800,000 shares, $0.0025 par value, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the Preferred Stock of which up to 3,333 may be issued ("Series B Preferred Stock"), and, upon the effective date of this Certificate of Designation of Preferences, Rights, and Limitations of Series B Convertible Preferred Stock, it shall be set forth as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF SERIES B PREFERRED STOCK

Section 1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given such terms in the Subscription Agreement. For the purposes hereof, the following terms shall have the following meanings:

"Alternate Consideration" shall have the meaning set forth in Section 7(e).

"Bankruptcy Event" means any of the following events: (a) the Corporation or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Base Conversion Price" shall have the meaning set forth in Section 7(b).

"Change of Control Transaction" means the occurrence after the date hereof of any of (i) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (ii) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Corporation immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Corporation's

board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

"Closing Date" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Holders' obligations to pay the Subscription Amount and (ii) the Corporation's obligations to deliver the Securities have been satisfied or waived.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

"Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Conversion Date" shall have the meaning set forth in Section 6(a).

"Conversion Price" shall have the meaning set forth in Section 6(b).

"Conversion Shares" means, collectively, the shares of Common Stock into which the shares of Series B Preferred Stock are convertible in accordance with the terms hereof.

"Conversion Shares Registration Statement" means a registration statement that meets the requirements of the Subscription Agreement and registers the resale of all Conversion Shares by the Holder, who shall be named as a "selling stockholder" thereunder, all as provided in the Subscription Agreement.

"Dilutive Issuance" shall have the meaning set forth in Section 7(b).

"Dilutive Issuance Notice" shall have the meaning set forth in Section 7(b).

"Effective Date" means the date that the Conversion Shares Registration Statement is declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Corporation or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of the Subscription Agreement, provided that such securities have not been amended since the date of the Subscription Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Corporation and in which the Corporation receives benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued to vendors and service providers as approved by the Corporation's Board of Directors.

"Fundamental Transaction" shall have the meaning set forth in Section 7(e).

"Holder" shall have the meaning given such term in Section 2.

"Junior Securities" means the Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that are (a) outstanding on the Original Issue Date and (b) which are explicitly senior or pari passu in rights or liquidation preference to the Series B Preferred Stock.

"Liquidation" shall have the meaning given such term in Section 5.

"Notice of Conversion" shall have the meaning given such term in Section 6(a).

"Original Issue Date" shall mean the date of the first issuance of any shares of the Series B Preferred Stock regardless of the number of transfers of any particular shares of Series B Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series B Preferred Stock.

"Offering" means the offering of Series B Convertible Preferred Stock with warrants dated February 20, 2007.

"Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Subscription Agreement" means the Subscription Agreement, dated as of the Original Issue Date, to which the Corporation and the original Holders are parties, as amended, modified or supplemented from time to time in accordance with its terms.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning given such term in Section 6(e).

"Stated Value" shall mean $750.00.

"Subscription Amount" shall mean, as to each Purchaser, the amount to be paid for the Series B Preferred Stock purchased pursuant to the Subscription Agreement as specified below such Purchaser's name on the signature page of the Subscription Agreement and next to the heading "Subscription Amount", in United States Dollars and in immediately available funds.

"Subsidiary" shall have the meaning given to such term in the Subscription Agreement.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

"Transaction Documents" means the Subscription Agreement, the Warrants, the Statement of Accredited Investor and any other documents or agreements executed in connection with the transactions contemplated by the Subscription Agreement.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the

most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Corporation.

Section 2. Designation, Amount and Par Value. The series of Preferred Stock issued under this certificate shall be designated as the Corporation's Series B Convertible Preferred Stock and the number of shares so designated shall be 3,333 (which shall not be subject to increase without the consent of a majority of the then outstanding shares of Series B Convertible Preferred (each, a "Holder" and collectively, the "Holders")).

Section 3. Dividends.

a) The Series of Preferred Stock under this certificate shall pay a dividend on a semi-annual basis (payable on June 30 and December 31 to holders of record of those dates) at a rate equal to 12% of the Stated Value per annum (6% of the Stated Value on each of those dates). The dividend shall be payable in the form of either cash or common stock of the Corporation at the option of the Corporation. If the dividend is paid in common stock, the common stock shall be deemed to have a value of $0.375 per share for all dividend payment dates in which the closing bid price of the common stock on those dates is below $0.375.

b) The Corporation acknowledges and agrees that the capital of the Corporation (as such term is used in Section 154 of the Delaware General Corporation Law) in respect of the Series B Preferred Stock and any future issuances of the Corporation's capital stock shall be equal to the aggregate par value of such Series B Preferred Stock or capital stock, as the case may be, and that, on or after the date of the Subscription Agreement, it shall not increase the capital of the Corporation with respect to any shares of the Corporation's capital stock issued and outstanding on such date. The Corporation also acknowledges and agrees that it shall not create any special reserves under Section 171 of the Delaware General Corporation Law without the prior written consent of each Holder.

Section 4. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series B Preferred Stock shall have the right to vote on an as converted basis. However, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of a majority of the Holders of the shares of the Series B Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (c) increase the authorized number of shares of Series B Preferred Stock, or (d) enter into any agreement with respect to the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each

share of Series B Preferred Stock an amount equal to the Stated Value per share and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the adjustments set forth in Sections 6(c) and 6(d)) determined by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price, at the option of the Holder, at any time and from time to time from and after the Original Issue Date. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Series B Preferred Stock to be converted, the number of shares of Series B Preferred Stock owned prior to the conversion at issue, the number of shares of Series B Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect any conversions of shares of Series B Preferred Stock, a Holder shall be required to surrender the certificate(s) representing such shares of Series B Preferred Stock to the Corporation evidencing the shares to be converted. Shares of Series B Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

b) Conversion Price. The conversion price for the Series B Preferred Stock shall equal **$0.375** (the "Conversion Price"), subject to adjustment herein.

c) Conversion at Option of Corporation. If at any time while the Series B Preferred Stock is outstanding, if the Common Stock is then listed or quoted on a Trading Market and the closing bid price of the Corporation's common stock is equal to or greater than $1.00 for 20 consecutive trading days (excluding any weekend days or recognized market holidays) and the average trading volume of the Corporation's common stock (defined as trading volume in shares multiplied by the daily closing price of the stock) is equal to or greater than $150,000, the Corporation will convert the Series B Preferred Stock to the applicable number of Conversion Shares.

d) Mechanics of Conversion

i. Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver or cause to be delivered to the Holder a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Subscription Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series B Preferred Stock. After the Effective Date, the Corporation shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series B Preferred Stock tendered for conversion.

ii. Obligation Absolute; Partial Liquidated Damages. The Corporation's obligations to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of the Stated Value of its Series B Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series B Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of Series B Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it

obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.

iii. Intentionally Omitted

iv. Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other Holders of the Series B Preferred Stock), not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Subscription Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series B Preferred Stock.

v. Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series B Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

e) Redemption

i. The Series B Preferred Stock shall be callable at the option of the Corporation at any time for a cash price of $1,875.00 per share.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Series B Preferred Stock is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Preferred Sock), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Series B Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, or grant any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, all Series B Preferred shareholders shall have a right to purchase a pro rata percentage of the Common Stock or Common Stock Equivalents equal to the holder's applicable percentage of all shares of common stock then outstanding, treating the Series B Preferred Stock on as-converted basis. If the Corporation or any Subsidiary thereof, as applicable, at any time while this Series B Preferred Stock is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, or grant any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than $0.375 per share of common stock (such lower price, the "Base Conversion Price" and such issuances collectively, a "Dilutive Issuance"), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than $0.375, a Dilutive Issuance shall be deemed to have occurred), then the Conversion Price shall be reduced to equal the weighted average of ((the Stated Value/2)/the Base Conversion Price) and ((the Stated Value/2)/$0.375), based on the number of shares issued in the Dilutive Issuance and the number of common shares represented by the then outstanding Series B Preferred stock, on an as-converted basis. Notwithstanding the foregoing, no adjustment will be made under this Section 7(b)

in respect of an Exempt Issuance. The Corporation shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 7(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Corporation, at any time while the Series B Preferred Stock is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price at the record date mentioned below, then the Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock Outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Corporation in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Corporation, at any time while Series B Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Conversion Price determined as of the record date mentioned above, and of which the numerator shall be such Conversion Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Series B Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Series B Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series B Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder new preferred stock consistent with the foregoing provisions and evidencing the Holder's right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(e) and insuring that this Series B Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 7, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series B Preferred Stock, and shall cause to be mailed to the Holder at its last address as its shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall be entitled to convert any or all of such Holder's shares of Series B Preferred Stock on the terms set forth herein during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 8. Covenants

a) Restriction on Debt. Without approval of a majority of the Series B Preferred Stock Holders, the Corporation shall not incur debt (other than debt collateralized by accounts receivable of the Corporation) in excess of an aggregate of $1.5 million outside of trade debt in the normal course of business. The terms of such

debt shall not encumber any copyrights, marketing materials, software code or any other proprietary technology, software or product processes, patents or patent licenses.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Corporation: 2200 Norcross Parkway, Suite 255, Norcross, Georgia, 30071, facsimile number **(770) 441-1823, Attn: Secretary,** or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on, the shares of Series B Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Series B Preferred Stock Certificate. If a Holder's Series B Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and

construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

e) Waiver. Any waiver by the Corporation or the Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation. The failure of the Corporation or the Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

****

RESOLVED, FURTHER, that the Chairman, the President, Chief Executive Officer or any Vice-President, and the Secretary or any Assistant Secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this X day of February 2007.

/s/ Richard W. Egan	/s/ Stephen N. Samp
Name: Richard W. Egan	Name: Stephen N. Samp
Title: Chief Executive Officer	Title: Chief Financial Officer, Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below, into shares of common stock, par value $.00025 per share (the "Common Stock"), of Simtrol, Inc. (the "Corporation"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: ______________________________

Number of shares of Series B Preferred Stock owned prior to Conversion:

____

Number of shares of Series B Preferred Stock to be Converted:

____

Stated Value of shares of Series B Preferred Stock to be Converted:

____

Number of shares of Common Stock to be Issued: ______________________

Applicable Conversion Price:______________________________

Number of shares of Series B Preferred Stock subsequent to Conversion:

____

[HOLDER]

By:______________________________
Name:
Title:

SIMTROL, INC.

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK

SIMTROL, INC., a Delaware corporation (the "Corporation"), hereby certifies that the following resolution was duly adopted by the board of directors of the Corporation pursuant to Section 141(f) of the Delaware General Corporation Law:

RESOLVED, that the proper officers of the Corporation file or caused to be filed a Certificate of Amendment (the "Certificate of Amendment") to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the "Certificate of Designation") with the Secretary of State of the State of Delaware, which Certificate of Amendment shall delete Section 2 of the Certificate of Designation in its entirety and add, in lieu thereof, the following text:

"Section 2. Designation, Amount and Par Value. The series of Preferred Stock issued under this certificate shall be designated as the Corporation's Series B Convertible Preferred Stock, par value $.00001 per share, and the number of shares so designated shall be 4,700 (which shall not be subject to increase without the consent of a majority of the then outstanding shares of Series B Convertible Preferred (each, a "Holder" and collectively, the "Holders"))."

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of March 8, 2007.

/s/ Richard W. Egan
Name: Richard W. Egan
Title : Chief Executive Officer

/s/ Stephen N. Samp
Name: Stephen N. Samp
Title: Chief Financial Officer and Secretary